    As filed with the Securities and Exchange Commission on April 1, 1998
                                                  Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------
                                 VISTANA, INC.
            (Exact name of registrant as specified in its charter)

           Florida                                                59-3415620
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                           8801 Vistana Centre Drive
                            Orlando, Florida  32821
                                (407) 239-3000
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                            RAYMOND L. GELLEIN, JR.
                             Chairman of the Board
                                 Vistana, Inc.
                           8801 Vistana Centre Drive
                            Orlando, Florida  32821
                                (407) 239-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 With copy to:
                            ROSS D. EMMERMAN, ESQ.
                           Neal, Gerber & Eisenberg
                            2 North LaSalle Street
                            Chicago, Illinois 60602
                                 (312) 269-8000

                                 ------------
       Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.

                                 ------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                  ___________
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                       Proposed           Proposed
                                                       Maximum            Maximum
  Title of Each Class of               Amount to    Offering Price       Aggregate          Amount of
Securities to be Registered          be Registered   per Share (1)   Offering Price(1)   Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......     663,444         $26.38          $17,501,653           $5,163
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 26, 1998.
                                  ___________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED April 1, 1998




PROSPECTUS
----------
                                663,444 Shares

                                 VISTANA, INC.
                                 Common Stock

     This Prospectus relates to 663,444 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Vistana, Inc. (the "Company"). The Shares will be offered for sale or otherwise transferred from time to time by the shareholders named herein (the "Selling Shareholders") in transactions (which may include block transactions) on the Nasdaq National Market or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Shareholders may offer the Shares to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of such Shares less any commissions. The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders. The Company will pay all expenses incurred in connection with this offering, other than underwriting discounts and selling commissions. See "Plan of Distribution."

     A total of 638,444 of the Shares were issued by the Company to certain of the Selling Shareholders in connection with the September 1997 acquisition by the Company from such Selling Shareholders of certain entities. Delivery of a total of 430,814 of such Shares is contingent upon the achievement by the acquired entities of certain operating results on a quarterly basis during the calendar years 1998 through 2000. A total of 25,000 of the Shares may be acquired by one of the Selling Shareholders pursuant to the exercise of options granted by certain of the Company's principal shareholders. All of the Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the Shares under the Act to allow for future sales by the Selling Shareholders to the public without restriction. See "Selling Shareholders."

     The Common Stock is quoted on the Nasdaq National Market under the symbol "VSTN." The last reported sale price of the Common Stock on March 30, 1998 on the Nasdaq was $26-1/8 per share.

                           ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                The date of this Prospectus is April __, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market and such reports, proxy statements and other information also can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Company 10-K");

          2. The portions of the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders that have been incorporated by reference into the Company 10-K;

          3. The portions of the Company's Annual Report to Shareholders for the year ended December 31, 1997 that have been incorporated by reference into the Company 10-K; and

          4. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on February 24, 1997, pursuant to Section 12 of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to Vistana, Inc., 8801 Vistana Centre Drive, Orlando, Florida 32821, Attention: Director of Investor Relations, Telephone (407) 239-3568.

                                  THE COMPANY

     Founded in 1980, the Company is a leading developer and operator of high quality timeshare resorts in the United States. The Company's principal operations consist of (i) acquiring, developing and operating timeshare resorts, also known as vacation ownership resorts; and (ii) marketing, selling and financing vacation ownership interests in its resorts, which typically entitle the buyer to ownership of a fully-furnished unit for a one-week period on either an annual or an alternate-year basis ("Vacation Ownership Interests").

     The Company currently operates and sells Vacation Ownership Interests at six vacation ownership resorts. Three of these resorts are in Florida (Vistana Resort in Orlando, Hampton Vacation Resort--Oak Plantation in Kissimmee, and Vistana's Beach Club on Hutchinson Island), two in Colorado (Eagle Point in Vail and Falcon Point in Avon) and one in Arizona (Villas of Cave Creek located north of Scottsdale). Available inventory at two of these resorts (Vistana's Beach Club and Eagle Point) is limited to Vacation Ownership Interests that the Company has reacquired in connection with defaults under customer mortgages. The Company has four new resorts under development. These resorts are Embassy Vacation Resort at Myrtle Beach in South Carolina, Vistana Resort at World Golf Village near St. Augustine, Florida, PGA Vacation Resort by Vistana in Port St. Lucie, Florida, and Embassy Vacation Resort in Scottsdale, Arizona. In addition, the Company acts as exclusive sales and marketing agent for The Christie Lodge, a large vacation ownership resort in Avon, Colorado. The Company has also entered into an agreement with a subsidiary of Sun International Hotels Limited ("Sun") to form a joint venture to develop a proposed new vacation ownership resort to be known as the Villas at Atlantis adjacent to the Atlantis Resort and Casino on Paradise Island in The Bahamas.

     During its 17-year history, the Company has sold in excess of $650 million of Vacation Ownership Interests and has developed an ownership base of over 65,000 Vacation Ownership Interest owners residing in more than 100 countries. The Company was the first to open a vacation ownership resort in the Orlando, Florida market, which has become one of the largest vacation ownership resort markets in the world in terms of Vacation Ownership Interests sold. Each of the Company's existing Florida-based resorts is rated as a Gold Crown resort by Resort Condominiums International ("RCI"), and the Villas of Cave Creek and Falcon Point Resort are rated as Five Star Resorts by Interval International. Two of the Company's resorts under development, Vistana Resort at World Golf Village and the Embassy Vacation Resort at Myrtle Beach, have received the Gold Crown designation from RCI prior to their official openings.

     As part of its operating strategy, the Company seeks to develop strategic relationships with selected parties in order to broaden and enhance its marketing and sales efforts and to provide additional vacation ownership resort development opportunities. In furtherance of this strategy, the Company has entered into (i) an exclusive joint venture agreement with Promus Hotels, Inc., a leading hotel company in the United States; (ii) a long-term affiliation agreement with a subsidiary of The Professional Golfers' Association of America;
(iii) a limited partnership (in which the Company is the general partner) which has the exclusive right to develop and market Vacation Ownership Interests at World Golf Village; and (iv) an agreement to form an exclusive joint venture agreement with a subsidiary of Sun to develop a vacation ownership resort in The Bahamas.

     The Company's principal executive offices are at 8801 Vistana Centre Drive, Orlando, Florida 32821 and its telephone number at that address is
(407) 239-3000.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

     The following table sets forth (i) the names of the Selling Shareholders,
(ii) the number of shares of Common Stock currently beneficially owned by the Selling Shareholders and (iii) the number of such shares of Common Stock which will be beneficially owned by the Selling Shareholders after the offering, assuming the sale of all the Shares currently beneficially owned:


                               Beneficial        Shares        Beneficial
                               Ownership         to Be         Ownership
Selling Shareholders       Prior to Offering  Offered (3)  After Offering (3)
--------------------       -----------------  -----------  ------------------

Larry D. Doll (1)                165,631        165,631            --

Donald J. Dubin (1)              208,803        208,803            --

Ronald R. Sharp (1)              104,400        104,400            --

David E. Bruce (1)               104,400        104,400            --

David H. Friedman (1)             55,210         55,210            --

John M. Sabin (2)                 25,000         25,000            --


---------------

(1) A total of 638,444 of the Shares were issued by the Company to Messrs. Doll, Dubin, Sharp, Bruce and Friedman (or, in the case of Shares subject to contingencies, to an escrow agent) in connection with the September 1997 acquisition by the Company (the "Acquisition") from such Selling Shareholders of the entities comprising The Success Companies, Success Developments, L.L.C. and Points of Colorado, Inc. Delivery of a total of 430,814 of such Shares is contingent upon the achievement by the acquired entities of certain operating results on a quarterly basis during the calendar years 1998 through 2000. These Shares have been registered for resale under the 1933 Act in accordance with the provisions of the agreements among the Company and such Selling Shareholders. The Company has agreed with the Selling Shareholders to use its reasonable best efforts to keep the Registration Statement of which this Prospectus forms a part effective until the earlier of (i) the date the Shares held by these Selling Shareholders are tradeable without restriction under the Securities Act and (ii) the date on which all of such Shares have been sold pursuant to such Registration Statement. Prior to the Acquisition, Messrs. Doll, Dubin, Sharp, Bruce and Friedman were the only equity owners of the acquired entities. In addition, for at least three years prior to the Acquisition, Messrs. Doll, Dubin, Sharp, Bruce and Friedman were the only executive officers of the acquired entities and have continued to hold substantially the same positions since the Acquisition.

(2) A total of 25,000 of the Shares may be acquired by Mr. Sabin pursuant to the exercise of options granted to him by certain of the Company's principal shareholders. These Shares have been registered for resale under the 1933 Act in accordance with the provisions of the agreements between the Company and Mr. Sabin. The Company has agreed with this Selling Shareholder to use its reasonable best efforts to keep the Registration Statement of which this Prospectus forms a part effective until the earlier of (i) one year and (ii) the first date on which all of the Shares held by this Selling Shareholder have been sold pursuant to such Registration Statement. Prior to December 1997, Mr. Sabin was employed as the Company's Senior Vice President and Treasurer and held the position of chief financial officer of the Company. From and after December 1, 1997, Mr. Sabin continues to be employed by the Company, on an at-will basis, as the Company's Senior Vice President and Treasurer but no longer holds the position of chief financial officer of the Company.

(3) The exact number of Shares to be sold by a Selling Shareholder at any time or from time to time cannot currently be determined.

                             PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that they may sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) any other legally available means. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of such Shares less any commissions. This Prospectus also may be used by affiliates of the Selling Shareholders and, with the Company's prior written consent (which may not be unreasonably withheld), by unaffiliated donees and pledgees of the Selling Shareholders.

     The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

     Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift Shares by other means not described herein.

     The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any, and fees and expenses of counsel for the Selling Shareholders.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under the terms of certain registration rights agreements, (i) the Company has agreed to indemnify each of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act; (ii) each of the

Selling Shareholders has also agreed, under certain circumstances, to indemnify the Company, its directors, officers and certain affiliates of the Company against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg.

                                    EXPERTS

     The consolidated financial statements of Vistana, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     No dealer, salesperson or any other person has been authorized to give any information to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholders or any broker, dealer or agent. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.

                              -------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information.....................................................    2
Incorporation of Certain Documents
  by Reference............................................................    2
The Company...............................................................    3
Use of Proceeds...........................................................    4
Selling Shareholders......................................................    4
Plan of Distribution......................................................    5
Legal Matters.............................................................    6
Experts...................................................................    6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 663,444 Shares


                                 VISTANA, INC.


                                  Common Stock



                                  ----------

                                  PROSPECTUS

                                  ----------




                                April __, 1998




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions.

     SEC registration fee......................................  $ 5,163
     Blue sky fees and expenses................................      250*
     Legal fees and expenses...................................    5,000*
     Accounting fees and expenses..............................    4,000*
     Miscellaneous.............................................      587*
                                                                 --------
          Total................................................  $15,000*

-----------------
* Estimated

     The Company will bear all of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers.

     Under Florida law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director or officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against liability incurred in connection with such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such persons' conduct was unlawful. Although Florida law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the shareholders. The Florida Business Corporation Act also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the Florida Business Corporation Act provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise.

     The Company's Articles of Incorporation and Amended and Restated By-Laws provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Florida law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Articles of Incorporation and By-Laws. These agreements provide, among other things, that, subject to certain limitations imposed by the Florida Business Corporation Act pertaining to unlawful or improper conduct by any such indemnified person, the Company will indemnify its directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending, or completed action, suit or other proceeding, arising out of such persons' services as a director, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company has purchased liability insurance for the benefit of its directors and officers.

     Under the terms of certain registration rights agreements, each of the Selling Shareholders have agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities. The Company has also agreed to indemnify each of the Selling Shareholders against certain liabilities which may be incurred in connection with the Offering made by the Prospectus forming a part of the Registration Statement, including liability under the Securities Act.

Item 16.  Exhibits.

      2.1   Agreement and Plan of Reorganization dated as of August 15, 1997 among Vistana, Inc., V Sub-1, Inc., Donald J. Dubin, Ronald R.
            Sharp, David E. Bruce, Larry D. Doll and David H. Friedman
            (incorporated by reference to the correspondingly numbered exhibit to the Current Report on Form 8-K dated September 29, 1997 of
            Vistana, Inc.)
      4.1   Form of Common Stock certificate of Vistana, Inc. (incorporated by reference to the correspondingly numbered exhibit to the
            Registration Statement (File No. 333-19045) on Form S-1, as amended, filed by Vistana, Inc. under the Securities Act, as amended).
      5     Opinion of Neal, Gerber & Eisenberg.
      23.1  Consent of KPMG Peat Marwick LLP.
      23.2  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5).
      24.1  Powers of Attorney of certain officers and directors of the Company
            (included on signature page).

     (b) Supplemental Financial Statement Schedules:

     None.

Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 1, 1998.

                              VISTANA, INC.
                               (Registrant)

                              By:    /s/ Raymond L. Gellein, Jr.
                                 -----------------------------------------------
                                         Raymond L. Gellein, Jr.
                                         Chairman of the Board and Co-Chief
                                         Executive Officer

     We, the undersigned officers and directors of Vistana, Inc., hereby severally constitute Raymond L. Gellein, Jr., Jeffrey A. Adler, Charles E. Harris, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable Vistana, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on April 1, 1998, by the following persons in the capacities indicated:


               Signature                                            Title
               ---------                                            -----
       /s/ Raymond L. Gellein, Jr.              Director, Chairman, and Co-Chief Executive Officer
     --------------------------------           (Principal Executive Officer)
           Raymond L. Gellein, Jr.

       /s/ Jeffrey A. Adler                     Director, President and Co-Chief Executive Officer
     --------------------------------
           Jeffrey A. Adler

       /s/ Charles E. Harris                    Director, Vice Chairman of the Board and Chief Financial
     -----------------------------------        Officer (Principal Financial Officer)
           Charles E. Harris

       /s/ Mark E. Patten                       Vice President and Chief Accounting Officer (Principal
     -----------------------------------        Accounting Officer)
           Mark E. Patten

       /s/ James G. Brocksmith, Jr.             Director
     ---------------------------------
           James G. Brocksmith, Jr.

       /s/ Laurence S. Geller                   Director
     -----------------------------------
           Laurence S. Geller

       /s/ Steven J. Heyer                      Director
     ------------------------------------
           Steven J. Heyer


                                 EXHIBIT INDEX


Exhibit                                                                     Page
  No.     Description                                                     Number
-------   -----------                                                     ------

 2.1 Agreement and Plan of Reorganization dated as of August 15, 1997 among Vistana, Inc., V Sub-1, Inc., Donald J. Dubin, Ronald R. Sharp, David E. Bruce, Larry D. Doll and David
          H. Friedman (incorporated by reference to the correspondingly numbered exhibit to the Current Report on Form 8-K dated September 29, 1997 of Vistana, Inc.)
 4.1 Form of Common Stock certificate of Vistana, Inc. (incorporated by reference to the correspondingly numbered exhibit to the Registration Statement (File No. 333-19045)
          on Form S-1, as amended, filed by Vistana, Inc. under the Securities Act, as amended).
 5        Opinion of Neal Gerber & Eisenberg
23.1      Consent of KPMG Peat Marwick LLP
23.2      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5).
24 Powers of Attorney of certain officers and directors of the Company (include on signature page).